Exhibit 10.90

MEZZANINE NOTE

(Fourth Mezzanine)

New York, New York
$100,000,000	August 18, 2004

MEZZANINE NOTE (Fourth Mezzanine), dated as of August 18, 2004 (this Mezzanine Note), by CNL RESORT SUB INTERMEDIATE MEZZ, LP, a Delaware limited partnership (each, if individually, and all if collectively, as the context requires, Mezzanine Borrower) each having an office at c/o CNL Hotels & Resorts, Inc., Center at City Commons, 450  South Orange Avenue, Orlando, Florida 32801, in favor of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, Mezzanine Lender), having an office at 60 Wall Street, New York, New York 10005.

NOW, THEREFORE, FOR VALUE RECEIVED, Mezzanine Borrower promises to pay to the order of Mezzanine Lender the Principal Amount (as defined below), together with interest from the date hereof and other fees, expenses and charges as provided in this Mezzanine Note.

1.                                       DEFINED TERMS.

a.                                       Capitalized terms used but not otherwise defined herein shall have the respective meanings given thereto in the Mezzanine Loan Agreement (as defined below), unless otherwise expressly provided herein.  All references to sections shall be deemed to be references to sections of this Mezzanine Note, unless otherwise indicated.

b.                                      The following terms shall have the meanings ascribed thereto:

Default Rate shall mean, with respect to an acceleration of the Mezzanine Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) three percent (3%) above the LIBOR Rate, adjusted from time to time as set forth herein.

Extension Notice shall mean the First Extension Notice, the Second Extension Notice, or the Third Extension Notice, as applicable.

Extension Option shall mean the First Extension Option, the Second Extension Option, or the Third Extension Option, as applicable.

First Extended Maturity Date shall have the meaning set forth in Section 5(a).

First Extension Notice shall have the meaning set forth in Section 5(a).

First Extension Option shall have the meaning set forth in Section 5(a).

First Mezzanine Borrower shall mean CNL Resort Senior Mezz, LP, a Delaware limited partnership.

Initial Maturity Date shall mean September 9, 2006.

Interest Determination Date shall mean, with respect to each Interest Period, the date which is two (2) Business Days prior to the fifteenth (15th) day of each calendar month.

Interest Period shall mean each interest period commencing on the fifteenth (15th) calendar day of a calendar month and ending on (and including) the fourteenth (14th) calendar day of the following calendar month; provided that the first interest period shall commence on the date hereof.

LIBOR shall mean, with respect to any Interest Determination Date, the rate (expressed as a percentage per annum rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)) for deposits in U.S. Dollars for a one (1) month period that appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on such Interest Determination Date.  If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on the applicable Interest Determination Date, the Mezzanine Lender shall request the principal London office of any four (4) prime banks in the London interbank market selected by the Mezzanine Lender to provide such banks’ quotations of the rates at which deposits in U.S. Dollars are offered by such banks at approximately 11:00 a.m., London time,  to prime banks in the London interbank market for a one (1) month period commencing on the first day of the related Interest Period and in a principal amount that is representative for a single transaction in the relevant market at the relevant time. If at least two (2) such offered quotations are so provided, LIBOR will be the arithmetic mean of such quotations (expressed as a percentage and rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)).  If fewer than two (2) such quotations are so provided, the Mezzanine Lender will request major banks in New York City selected by the Mezzanine Lender to quote such banks’ rates for loans in U.S. Dollars to leading European banks as of approximately 11:00 a.m., New York City time, on the applicable Interest Determination Date for a one (1) month period commencing on the first day of the related Interest Period and in an amount that is representative for a single transaction in the relevant market at the relevant time.  If at least two (2) such rates are so provided, LIBOR will be the arithmetic mean of such rates (expressed as a percentage and rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)).  If fewer than two (2) rates are so provided, then LIBOR will be LIBOR used to determine the LIBOR Rate during the immediately preceding Interest Period.

LIBOR Margin shall mean 568.75 basis points (5.6875%) per annum.

LIBOR Rate shall mean, with respect to each Interest Period, an interest rate per annum equal to the sum of (a) LIBOR, determined as of the Interest Determination Date immediately preceding the commencement of such Interest Period, plus (b) the LIBOR Margin.

Liquidated Damages Amount shall have the meaning set forth in Section 4(d).

Lockout Period shall mean the period from the date hereof to, but excluding, the Payment Date in October 2005 during which time no prepayment of the Loan shall be permitted.

Lockout Release Date shall mean the Payment Date occurring in October 2005.

Maturity Date shall mean the Initial Maturity Date, provided that (a) in the event of the exercise by Mezzanine Borrower of the First Extension Option pursuant to Section 5(a) of this Mezzanine Note, the Maturity Date shall be the First Extended Maturity Date, (b) in the event of the exercise by Mezzanine Borrower of the Second Extension Option pursuant to Section 5(a) of this Mezzanine Note, the Maturity Date shall be the Second Extended Maturity Date, and (c) in the event of the exercise by Mezzanine Borrower of the Third Extension Option pursuant to Section 5(a) of this Mezzanine Note, the Maturity Date shall be the Third Extended Maturity Date, or such earlier date on which the final payment of principal of this Mezzanine Note becomes due and payable as provided in the Mezzanine Loan Agreement or this Mezzanine Note, whether at such stated maturity date, by declaration of acceleration, or otherwise; provided, not withstanding the foregoing, the Maturity Date shall automatically be deemed to refer to any earlier date that the Mortgage Loan or any Senior Mezzanine Loan is paid in full (including, without limitation, as a result of an acceleration thereof, a refinancing or otherwise).

Maturity Date Payment shall have the meaning set forth in Section 3(d).

Mezzanine Borrower shall have the meaning provided in the first paragraph hereof.

Mezzanine Lender shall have the meaning provided in the first paragraph hereof.

Mezzanine Loan Agreement shall mean the Mezzanine Loan and Security Agreement (Fourth Mezzanine), dated the date hereof, between Mezzanine Borrower and Mezzanine Lender.

Mezzanine Note shall have the meaning provided in the first paragraph hereof.

Mortgage Borrower shall mean, collectively, CNL Biltmore Resort, LP, CNL Claremont Resort, LP, CNL Resort Hotel, LP, CNL Resort Silver Properties, LP, CNL Grand Wailea Resort, LP, and CNL Desert Resort, LP.

Mortgage Loan shall mean that certain $900,000,000 loan, made as of the date hereof, from German American Capital Corporation to Mortgage Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Payment Date shall be the ninth (9th) calendar day of each calendar month and if such day is not a Business Day, then the Business Day immediately preceding such day, commencing on October 9, 2004 and continuing to and including the Maturity Date.

Prepayment Date shall have the meaning provided in Section 4(a)(i).

Prepayment Fee shall mean a non-refundable fee equal to in connection with Mezzanine Borrower’s payment of the Mezzanine Loan (or any part thereof, to the extent permitted by the Loan Documents (Fourth Mezzanine)) (i) on or after October 9, 2005 and prior to November 9, 2005, 1.00% of the outstanding Principal Amount then being paid, (ii) on or after November 9, 2005 and prior to December 9, 2005, 0.85% of the outstanding Principal Amount then being paid, (iii) on or after December 9, 2005 and prior to January 9, 2006, 0.70% of the outstanding Principal Amount then being paid, (iv) on or after January 9, 2006 and prior to February 9, 2006, 0.55% of the outstanding Principal Amount then being paid, (v) on or after February 9, 2006 and prior to March 9, 2006, 0.40% of the outstanding Principal Amount then being paid, and (vi) on or after March 9, 2006 and prior to April 9, 2006, 0.25% of the outstanding Principal Amount then being paid.  No Prepayment Fee shall be due on any payments made on or after April 9, 2006.  The Prepayment Fee shall be payable simultaneously with Mezzanine Borrower’s payment of the Principal Amount.

Prepayment Notice shall have the meaning provided in Section 4(a)(i).

Principal Amount shall mean ONE HUNDRED MILLION DOLLARS ($100,000,000) or so much as may be outstanding under this Mezzanine Note from time to time.

Second Extended Maturity Date shall have the meaning set forth in Section 5(a).

Second Extension Notice shall have the meaning set forth in Section 5(a).

Second Extension Option shall have the meaning set forth in Section 5(a).

Second Mezzanine Borrower shall mean CNL Resort Sub Senior Mezz, LP, a Delaware limited partnership.

Senior Mezzanine Borrower shall mean, collectively, First Mezzanine Borrower, Second Mezzanine Borrower, and/or Third Mezzanine Borrower, as the context may require.

Senior Mezzanine Loan shall mean, collectively, (i) that certain $100,000,000 First Mezzanine Loan, made as of the date hereof, from German American Capital Corporation to First Mezzanine Borrower, (ii) that certain $100,000,000 Second Mezzanine Loan, made as of the date hereof, from German American Capital Corporation to Second Mezzanine Borrower, and (iii) that certain $100,000,000 Third Mezzanine Loan, made as of the date hereof, from German American Capital Corporation to Third Mezzanine Borrower, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Telerate Page 3750 shall mean the display designated as “Page 3750” on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service) or such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for U.S. Dollar deposits.

Third Extended Maturity Date shall have the meaning set forth in Section 5(a).

Third Extension Notice shall have the meaning set forth in Section 5(a).

Third Extension Option shall have the meaning set forth in Section 5(a).

Third Mezzanine Borrower shall mean CNL Resort Intermediate Mezz, LP, a Delaware limited partnership.

2.                                      INTEREST.

a.                                       Prior to the Maturity Date, interest shall accrue on the Principal Amount as follows:

i.                                          from and including the date hereof to, but not including, September 15, 2004, at a rate per annum equal to 570.35%; and

ii.                                       from and including the first (1st) day of the second (2nd) Interest Period following the date of this Mezzanine Note (i.e. September 15, 2004), and thereafter during each Interest Period during the term of this Mezzanine Note, at the LIBOR Rate.

b.                                      From and after the Maturity Date and from and after the occurrence and during the continuance of any Event of Default, interest shall accrue on the Principal Amount at the Default Rate.

c.                                       Except as expressly set forth in the Mezzanine Loan Agreement to the contrary, interest shall accrue on all amounts advanced by Mezzanine Lender pursuant to the Loan Documents (Fourth Mezzanine) (other than the Principal Amount, which shall accrue interest in accordance with clauses a. and b. above) at the Default Rate.

d.                                      Interest, for any given Interest Period, shall be computed on the Principal Amount on the basis of a fraction, the denominator of which shall be 360 and the numerator of which shall be the actual number of days in the relevant Interest Period.

e.                                       The provisions of this Section 2 are subject in all events to the provisions of Section 2.2.4 of the Loan Agreement.

3.                                       PAYMENTS.

a.                                       On each Payment Date, Mezzanine Borrower shall pay to Mezzanine Lender interest accruing hereunder during the entire Interest Period in which said Payment Date occurs.

b.                                      All payments made by Mezzanine Borrower hereunder or under any of the Loan Documents (Fourth Mezzanine) shall be made on or before 12:00 noon New York City time. Any payments received after such time shall be credited to the next following Business Day.

c.                                       All amounts advanced by Mezzanine Lender pursuant to the Loan Documents (Fourth Mezzanine), other than the Principal Amount, or other charges provided in the Loan Documents (Fourth Mezzanine), shall be due and payable as provided in the Loan Documents (Fourth Mezzanine).  In the event any such advance or charge is not so repaid by Mezzanine Borrower, Mezzanine Lender may, at its option, first apply any payments received under this Mezzanine Note to repay such advances, together with any interest thereon, or other charges as provided in the Loan Documents (Fourth Mezzanine), and the balance, if any, shall be applied in payment of any installment of interest or principal then due and payable.

d.                                      The entire Principal Amount of this Mezzanine Note, all unpaid accrued interest, all interest that would accrue on the Principal Amount through the end of the Interest Period during which the Maturity Date occurs (even if such period extends beyond the Maturity Date)  and all other fees and sums then payable hereunder or under the Loan Documents (Fourth Mezzanine) including, without limitation the Prepayment Fee, if applicable (collectively, the Maturity Date Payment), shall be due and payable in full on the Maturity Date.

e.                                       Amounts due on this Mezzanine Note shall be payable, without any counterclaim, setoff or deduction whatsoever, at the office of Mezzanine Lender or its agent or designee at the address set forth on the first page of this Mezzanine Note or at such other place as Mezzanine Lender or its agent or designee may from time to time designate in writing.

f.                                         All amounts due under this Mezzanine Note, including, without limitation, interest and the Principal Amount, shall be due and payable in lawful money of the United States.

g.                                      To the extent that Mezzanine Borrower makes a payment or Mezzanine Lender receives any payment or proceeds for Mezzanine Borrower’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the obligations of Mezzanine Borrower hereunder intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Mezzanine Lender.

4.                                       PREPAYMENTS.  Prior to the Lockout Release Date, the outstanding Principal Amount may not be paid in whole or in part.

a.                                       Voluntary Prepayments.  Mezzanine Borrower shall have the right on any Business Day on or after the Lockout Release Date to prepay the Principal Amount in whole or in part upon satisfaction of the following conditions:

i.                                          Mezzanine Borrower shall provide prior written notice (the Prepayment Notice) to Mezzanine Lender specifying the proposed Business Day on which the prepayment is to be made, which date shall be no earlier than thirty (30) days after the date of such Prepayment Notice (the date of a prepayment pursuant to this Section 4(a) and Section 4(b) below being the Prepayment Date).  Any such Prepayment Notice shall be revocable by Mezzanine Borrower (but not more than two (2) times in any twelve (12) month period) provided, however, if Mezzanine Borrower elects to so revoke a Prepayment Notice, Mezzanine Borrower shall reimburse Mezzanine Lender for the actual out-of-pocket expenses incurred by Mezzanine Lender in connection with such revocation;

ii.                                       Mezzanine Borrower shall comply with the provisions set forth in Section 4(c) and Section 4(d) of this Mezzanine Note; and

iii.                                    No prepayment shall be permitted on any date during the period commencing on the first calendar day immediately following a Payment Date to, but not including, the Interest Determination Date in such calendar month.

b.                                      Mandatory Prepayments.

i.                                          On the next occurring Payment Date following the date on which Mezzanine Borrower actually receives any Proceeds, Mezzanine Borrower shall prepay the outstanding principal balance of the Mezzanine Note in an amount equal to one hundred percent (100%) of such Proceeds together with the payment of the the Prepayment Fee; and

ii.                                       Mezzanine Borrower shall comply with the provisions set forth in Section 4(c) and Section 4(d) of this Mezzanine Note.

c.                                       Payments in Connection with a Prepayment.

i.                                          On the date on which a prepayment, voluntary or mandatory, is made under this Mezzanine Note or as required under the Mezzanine Loan Agreement, Mezzanine Borrower shall pay to Mezzanine Lender all unpaid interest on the Principal Amount prepaid, such unpaid interest calculated through the end of the Interest Period during which such prepayment occurs (even if such period extends beyond the Maturity Date).  Notwithstanding the foregoing, provided the Loan is still owned solely by German American Capital Corporation at the time of such prepayment, Mezzanine Borrower shall only be required to pay Mezzanine Lender all unpaid interest on the Principal Amount prepaid, such unpaid interest calculated through the date such prepayment is made.

ii.                                       On the Prepayment Date, Mezzanine Borrower shall pay to Mezzanine Lender all other sums, not including scheduled interest payments but including and not limited to, the Prepayment Fee, then due under the Mezzanine Note, the Mezzanine Loan Agreement, the Pledge, and the other Loan Documents (Fourth Mezzanine); and

iii.                                    Mezzanine Borrower shall pay all costs and expenses of Mezzanine Lender incurred in connection with the prepayment (including without limitation, any costs and expenses associated with a release of the Lien of the related Pledge as set forth in Section 2.3.3 of the Mezzanine Loan Agreement as well as reasonable attorneys’ fees and expenses).

d.                                      LIQUIDATED DAMAGES AMOUNT.  IF NOTWITHSTANDING THE PROHIBITIONS OF THIS SECTION 4, THE LOAN IS VOLUNTARILY OR INVOLUNTARILY REPAID DURING THE LOCKOUT PERIOD, INCLUDING, BUT NOT LIMITED TO, AS A RESULT OF AN ACCELERATED MATURITY DATE, THEN MEZZANINE BORROWER SHALL PAY TO MEZZANINE LENDER, AS LIQUIDATED DAMAGES FOR SUCH DEFAULT AND NOT AS A PENALTY, AND IN ADDITION TO ANY AND ALL OTHER SUMS AND FEES PAYABLE UNDER THIS MEZZANINE NOTE AND THE OTHER LOAN DOCUMENTS (Fourth Mezzanine), AN AMOUNT EQUAL TO THREE PERCENT (3%) OF THE PRINCIPAL AMOUNT BEING REPAID (THE LIQUIDATED DAMAGES AMOUNT).

5.                                       EXTENSION OPTION.

a.                                       Extension Option. Subject to the provisions of this Section 5, Mezzanine Borrower shall have the option (the First Extension Option), by irrevocable written notice (the First Extension Notice) delivered to Mezzanine Lender no later than thirty (30) days prior to the Initial Maturity Date, to extend the Maturity Date to September 9, 2007 (the First Extended Maturity Date).  In the event Mezzanine Borrower shall have exercised the First Extension Option, Mezzanine Borrower shall have the option (the Second Extension Option), by irrevocable written notice (the Second Extension Notice) delivered to Mezzanine Lender no later than thirty (30) days prior to the First Extended Maturity Date, to extend the First Extended Maturity Date to September 9, 2008 (the Second Extended Maturity Date).  In the event Mezzanine Borrower shall have exercised the Second Extension Option, Mezzanine Borrower shall have the option (the Third Extension Option), by irrevocable written notice (the Third Extension Notice) delivered to Mezzanine Lender no later than thirty (30) days prior to the Second Extended Maturity Date, to extend the First Extended Maturity Date to September 9, 2009 (the Third Extended Maturity Date). Mezzanine Borrower’s right to so extend the Maturity Date shall be subject to the satisfaction of the following conditions precedent prior to each extension hereunder:

i.                                          no Monetary Default or Event of Default shall have occurred and be continuing both on (A) the date Mezzanine Borrower delivers the First Extension Notice or the Second Extension Notice, as applicable, and (B) on the Initial Maturity Date and the First Extended Maturity Date, as applicable;

ii.                                       Mezzanine Borrower shall obtain and deliver to Mezzanine Lender not later than one (1) Business Day prior to the first day of the term of the Loan as extended one or more Replacement Interest Rate Cap Agreements from an Acceptable Counterparty which Extension Interest Rate Cap Agreement(s) shall have a strike rate equal to the Maximum Pay Rate and shall be effective for the period commencing on the day immediately following the then applicable Maturity Date (prior to giving effect to the applicable Extension Option) and ending on the last day of the Interest Period in which the applicable extended Maturity Date occurs.

iii.                                    Mezzanine Borrower shall deliver (or shall commit to deliver within five (5) Business Days thereafter) a Counterparty Opinion with respect to the Replacement Interest Rate Agreement and the related Acknowledgment.

iv.                                   Mortgage Borrower and Senior Mezzanine Borrower shall simultaneously extend the term of the Mortgage Loan and Senior Mezzanine Loan for an identical period of time.

b.                                      Extension Documentation. As soon as practicable following an extension of the Maturity Date pursuant to this Section 5, Mezzanine Borrower shall, if requested by Mezzanine Lender, execute and deliver an amendment of and/or restatement of the Mezzanine Note and shall, if requested by Mezzanine Lender, enter into such amendments to the related Loan Documents (Fourth Mezzanine) as may be necessary or appropriate to evidence the extension of the Maturity Date as provided in this Section 5; provided, however, that no failure by Mezzanine Borrower to enter into any such amendments and/or restatements shall affect the rights or obligations of Mezzanine Borrower or Mezzanine Lender with respect to the extension of the Maturity Date.

6.                                       MISCELLANEOUS.

a.                                       Waiver.  Mezzanine Borrower and all endorsers, sureties and guarantors hereby jointly and severally waive all applicable exemption rights, valuation and appraisement, presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Mezzanine Note, and, except as otherwise expressly provided in the Loan Documents (Fourth Mezzanine), all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Mezzanine Note.  Mezzanine Borrower and all endorsers, sureties and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Mezzanine Lender with respect to the payment or other provisions of this Mezzanine Note and to the release of the collateral securing this Mezzanine Note or any part thereof, with or without substitution, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability under this Mezzanine Note.

b.                                      Non-Recourse.  Recourse to Mezzanine Borrower or any other Person with respect to any claims arising under or in connection with this Mezzanine Note shall be limited to the extent provided in Section 18 of the Mezzanine Loan Agreement and the terms, covenants and conditions of Section 18 of the Mezzanine Loan Agreement are hereby incorporated by reference as if fully set forth in this Mezzanine Note.

c.                                       Mezzanine Note Secured.  This Mezzanine Note and all obligations of Mezzanine Borrower hereunder are secured by the Mezzanine Loan Agreement, the Pledge and the other Loan Documents (Fourth Mezzanine).

d.                                      Notices.  Any notice, election, request or demand which by any provision of this Mezzanine Note is required or permitted to be given or served hereunder shall be given or served in the manner required for the delivery of notices pursuant to the Mezzanine Loan Agreement.

e.                                       Entire Agreement.  This Mezzanine Note, together with the other Loan Documents (Fourth Mezzanine), constitutes the entire and final agreement between Mezzanine Borrower and Mezzanine Lender with respect to the subject matter hereof and thereof and may only be changed, amended, modified or waived by an instrument in writing signed by Mezzanine Borrower and Mezzanine Lender.

f.                                         No Waiver.  No waiver of any term or condition of this Mezzanine Note, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.  No notice to, or demand on, Mezzanine Borrower shall entitle Mezzanine Borrower to any other or future notice or demand in the same, similar or other circumstances.

g.                                      Successors and Assigns.  This Mezzanine Note shall be binding upon and inure to the benefit of Mezzanine Borrower and Mezzanine Lender and their respective successors and permitted assigns. Upon any endorsement, assignment, or other transfer of this Mezzanine Note by Mezzanine Lender or by operation of law, the term “Mezzanine Lender” as used herein, shall mean such endorsee, assignee, or other transferee or successor to Mezzanine Lender then becoming the holder of this Mezzanine Note.  The term “Mezzanine Borrower” as used herein shall include the respective successors and assigns, legal and personal representatives, executors, administrators, devisees, legatees and heirs of Mezzanine Borrower, if any.

h.                                      Captions.  All paragraph, section, exhibit and schedule headings and captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Mezzanine Note.

i.                                          Severability. The provisions of this Mezzanine Note are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, and not any other clause or provision of this Mezzanine Note.

j.                                          GOVERNING LAW.  THIS MEZZANINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.  MEZZANINE BORROWER AGREES THAT, AT MEZZANINE LENDER’S OPTION, ANY SUIT FOR THE ENFORCEMENT OF THIS MEZZANINE NOTE OR ANY OTHER MEZZANINE LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON MEZZANINE BORROWER IN THE MANNER AND AT THE

ADDRESS SPECIFIED FOR NOTICES IN THE MEZZANINE LOAN AGREEMENT.  MEZZANINE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

k.                                       JURY TRIAL WAIVER.  MEZZANINE BORROWER AND ALL PERSONS CLAIMING BY, THROUGH OR UNDER IT HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS MEZZANINE NOTE, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS MEZZANINE NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND MEZZANINE BORROWER HEREBY AGREES AND CONSENTS THAT AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION MAY BE FILED WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT HERETO TO THE WAIVER OF ANY RIGHT TO TRIAL BY JURY.  MEZZANINE BORROWER ACKNOWLEDGES THAT IT HAS CONSULTED WITH LEGAL COUNSEL REGARDING THE MEANING OF THIS WAIVER AND ACKNOWLEDGES THAT THIS WAIVER IS AN ESSENTIAL INDUCEMENT FOR THE MAKING OF THE MEZZANINE LOAN.  THIS WAIVER SHALL SURVIVE THE REPAYMENT OF THE MEZZANINE LOAN.

l.                                          Counterclaims and other Actions.  Mezzanine Borrower hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Mezzanine Lender on this Mezzanine Note, any and every right it may have to (i) interpose any counterclaim therein (other than a counterclaim which can only be asserted in the suit, action or proceeding brought by Mezzanine Lender on this Mezzanine Note and cannot be maintained in a separate action) and (ii) have any such suit, action or proceeding consolidated with any other or separate suit, action or proceeding.

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IN WITNESS WHEREOF, Mezzanine Borrower has caused this Mezzanine Note to be executed and delivered as of the day and year first above written.

MEZZANINE BORROWER:

CNL RESORT SUB INTERMEDIATE MEZZ, LP,
a Delaware limited partnership

By:	CNL Resort Sub Intermediate Mezz GP, LLC,
a Delaware limited partnership,
its sole general partner

	By:	/s/ Paul H. Williams
	Name:	Paul H. Williams
	Title:	Senior Vice President